Exhibit 4.4

FIFTH SUPPLEMENTAL INDENTURE
FIFTH SUPPLEMENTAL INDENTURE, dated as of April 23, 2013 (the “Fifth Supplemental Indenture”), by and among Medicis Pharmaceutical Corporation (“Medicis”), Valeant Pharmaceuticals International, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).
WHEREAS, each of the Company, Valeant Pharmaceuticals International, Inc. (“Parent”), the indirect parent of the Company, and the Subsidiary Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an Indenture, dated as of March 8, 2011 (the “Indenture”), providing for the issuance of 6.50% Senior Notes due 2016 and 7.25% Senior Notes due 2022 (collectively, the “Securities”);
WHEREAS, Medicis desires to provide a full and unconditional guarantee (the “Guarantee”) of the obligations of the Company under the Securities and the Indenture on the terms and conditions set forth herein;
WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Trustee and Medicis are authorized to execute and deliver this Fifth Supplemental Indenture; and
WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to the Fifth Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Definitions. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture.
2.    Guarantee. Medicis hereby agrees, jointly and severally, to provide a full and unconditional guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including, but not limited to, Article 10 thereof.
3.    Effectiveness of Fifth Supplemental Indenture. This Fifth Supplemental Indenture shall become effective upon the execution and delivery of this Fifth Supplemental Indenture by the Company, Medicis and the Trustee.
4.    Indenture Remains in Full Force and Effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes and, except as supplemented or amended hereby, all other provisions in the Indenture and the Securities, to the extent not inconsistent with the terms and provisions of this Fifth Supplemental Indenture, shall remain in full force and effect.
5.    No Recourse Against Others. No stockholder, officer, director or incorporator, as such, past, present or future of Medicis shall have any personal liability under this Guarantee, the Securities, the Indenture or this Fifth Supplemental Indenture by reason of his, her or its status as such stockholder, officer, director or incorporator.
6.    Headings. The headings of the Articles and Sections of this Fifth Supplemental Indenture are inserted for convenience of reference and shall not be deemed a part thereof.
7.    Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
8.    Governing Law. This Fifth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.
9.    Trustee Disclaimer. The Trustee is not responsible for the validity or sufficiency of this Fifth Supplemental Indenture nor for the recitals herein.
[Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first written above.

Company:	VALEANT PHARMACEUTICALS INTERNATIONAL

	By:	/s/ Howard B. Schiller
		Name:	Howard B. Schiller
		Title:	Executive Vice President and Chief Financial Officer

Medicis:	MEDICIS PHARMACEUTICAL CORPORATION

	By:	/s/ Howard B. Schiller
		Name:	Howard B. Schiller
		Title:	EVP, CFO and Treasurer

[Signature Page to Fifth Supplemental Indenture to March Indenture]

Trustee:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

	By:	/s/ Teresa Petta
		Name:	Teresa Petta
		Title:	Authorized Signatory

[Signature Page to Fifth Supplemental Indenture to March Indenture]